As filed with the Securities and Exchange Commission on August 24, 2015

Registration No. 333-190692

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

MOBIVITY HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada (State or jurisdiction of incorporation or organization)	3669 (Primary Standard Industrial Classification Code Number)	26-3439095 (I.R.S. Employer Identification No.)

55 N. Arizona Place, Suite 310
Chandler, Arizona  85225
(877) 282-7660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
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Dennis Becker 55 N. Arizona Place, Suite 310 Chandler, Arizona 85225 (877) 282-7660 (Name, address, including zip code, and telephone number, including area code, of agent for service)
___________________________

Copies to:
Daniel K. Donahue, Esq. Greenberg Traurig, LLP 3161 Michelson, Suite 1000 Irvine, CA 92612 (949) 732-6500
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Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.
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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒
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EXPLANATORY NOTE

DEREGISTRATON OF SECURITIES

Mobivity Holdings Corp. (the “Company”) is filing this Post-Effective Amendment No. 1 (“Amendment”) to withdraw and remove from registration the unsold shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the Registration Statement on Form S-1, SEC File No. 333-190692, filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2013 and declared effective on August 29, 2013 (the “Registration Statement”), pertaining to the registration of a secondary offering of approximately 15,884,973 shares of Common Stock (such share amount, and all other share amounts in this Amendment, give effect to the Company’s one-for-six reverse split of the outstanding Common Stock effected on November 12, 2013), of which 13,850,034 shares of Common Stock  are unsold as of the date of this Amendment.

Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing this Amendment to deregister all such securities of the Company registered under the Registration Statement that remain unsold as of the effective date of this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Chandler, Arizona on August 24, 2015.  No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.

MOBIVITY HOLDINGS CORP. By: /s/ Dennis Becker Dennis Becker, Chief Executive Officer